Exhibit 10.5

WILLOW GROVE BANK

NON-EMPLOYEE DIRECTORS’ RETIREMENT PLAN

(As Amended 2002)

AMENDMENT NO. 1

WHEREAS, Willow Grove Bank (the “Bank”) maintains the Willow Grove Bank Non-Employee Directors’ Retirement Plan, which was effective as of June 30, 1998 and amended and restated as of October 22, 2002 (the “Plan”);

WHEREAS, the Bank desires to amend the Plan to freeze participation and cease accruals and vesting of benefits under the Plan effective as of the date the stockholders of Willow Grove Bancorp, Inc. (the “Company”) approve the 2005 Recognition and Retention Plan and Trust Agreement (the “2005 Recognition Plan”); and

WHEREAS, the Board of Directors of the Bank has the authority under Section 4.7 of the Plan to amend the Plan by a vote of at least two-thirds of the directors.

NOW, THEREFORE, the Plan is hereby amended, effective as of the date the stockholders of the Company approve the 2005 Recognition Plan, as follows:

1.             Section 2.7 of the Plan is hereby amended to add the following sentence at the end thereof:

“Notwithstanding the foregoing, each person who is a Non-Employee Director as of the date this Plan is frozen pursuant to Section 4.10 hereof shall be deemed to be a Participant as of such date.”

2.             The first paragraph of Section 3.2 of the Plan is hereby amended to read in its entirety as follows:

“Section 3.2 COMPUTATION OF BENEFITS.  Each Participant’s benefits under this Plan shall equal the amount of the benefits accrued by the Bank as of the date this Plan is frozen pursuant to Section 4.10 hereof.  No further accruals or vesting of benefits shall occur after the date this Plan is frozen pursuant to Section 4.10 hereof.

3.             Article IV is hereby amended to add the following section at the end thereof:

“Section 4.10 PLAN FROZEN.  Notwithstanding anything herein to the contrary, any and all provisions of the Plan shall be interpreted consistent with the fact that the Plan has been frozen effective as of November 9, 2005 (including the freezing of accruals and vesting of benefits in the Plan as of such date).”

4.             This Amendment No. 1 shall be null and void if the stockholders of the Company do not approve the 2005 Recognition Plan.

5.             In all other respects, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, this Amendment No. 1 is hereby executed this 25th day of October 2005.

WILLOW GROVE BANK

By:	/s/ Donna M. Coughey
Donna M. Coughey
President and Chief Executive Officer